UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 18, 2014

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNS ENERGY CORPORATION	86-0786732
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.
As previously reported, on January 10, 2014, UNS Energy Corporation (UNS Energy) filed an application with the Arizona Corporation Commission (ACC) requesting that the ACC approve a proposed merger (Merger) in which UNS Energy would become an indirect wholly-owned subsidiary of Fortis, Inc. (Fortis), a corporation existing under the Corporations Act of Newfoundland and Labrador.

The Merger is subject to: the approval of the ACC; the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; review of the Merger by the Committee on Foreign Investment in the United States; and the satisfaction of other customary closing conditions.

On April 18, 2014, the ACC administrative law judge (ALJ) assigned to this matter issued a procedural order adopting the following revised procedural schedule:

	Prior Schedule	Revised Schedule
ACC Staff / Intervenor testimony	April 22, 2014	April 30, 2014 (revised)
Settlement discussions begin	April 28, 2014	May 5, 2014 (revised)
Settlement agreement filed	May 12, 2014	May 16, 2014 (revised)
Testimony in support/opposition to settlement agreement	May 30, 2014	June 2, 2014 (revised)
Settlement agreement responsive testimony	June 13, 2014	June 13, 2014
UNS Energy and Fortis rebuttal testimony (if no settlement)	May 7, 2014	May 16, 2014 (revised)
ACC Staff / Intervenor surrebuttal testimony (if no settlement)	May 30, 2014	June 2, 2014 (revised)
UNS Energy and Fortis rejoinder testimony (if no settlement)	June 13, 2014	June 13, 2014
ALJ hearing commences	June 16, 2014	June 16, 2014

UNS Energy expects the Merger to close by the end of 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 22, 2014	UNS ENERGY CORPORATION ____________________________ (Registrant) /s/ Kevin P. Larson
Kevin P. Larson Senior Vice President and Chief Financial Officer
Date: April 22, 2014	TUCSON ELECTRIC POWER COMPANY ___________________________ (Registrant) /s/ Kevin P. Larson
Kevin P. Larson Senior Vice President and Chief Financial Officer